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                                                                    EXHIBIT 99.1



At Autobytel.com:                               At Financial Relations Board:
Amit Kothari, Interim Chief Financial Officer   Michele LaGrone, analyst contact
infoearnings@autobytel.com                      Chris Wood, financial media
949/862-1362                                    415/986-1591
Jennifer Bowser, IR Manager
949/225-4553


             AUTOBYTEL.COM EXPECTS YEAR-OVER-YEAR REVENUE GROWTH FOR
                 THE THIRD QUARTER 2000 AND THE FISCAL YEAR 2000
      OF BETWEEN 65-70%, EARNINGS PER SHARE TO EXCEED CONSENSUS ESTIMATES

IRVINE, CA - September 15, 2000 - Autobytel.com (NASDAQ: ABTL) today announced it expects year over year revenue growth for the third quarter of 2000 and for the fiscal year 2000 to be between 65-70% and earnings per share to be slightly better than consensus estimates for the quarter ending September 30, 2000 and for fiscal year 2000.

The company continues to expect the cash balance by the end of fiscal year 2000 to be between $80-$85 million.

"We have delivered 22 quarters of revenue growth. Our business continues to expand and we expect our earnings per share to slightly exceed consensus estimates," said Mark W. Lorimer, President and CEO of Autobytel.com.

Autobytel.com's final third quarter results are scheduled to be reported on October 26, 2000 at 1 p.m. PDT, following the close of the market.

ABOUT AUTOBYTEL.COM INC.
Autobytel.com inc. (Nasdaq:ABTL), the global leader in online automotive commerce, brings car buyers, owners, and sellers together in a trusted environment, empowered by the Internet. Through its extensive automotive content and multiple purchasing, financing, insurance and service options, Autobytel.com offers consumers choice and peace of mind throughout the automotive lifecycle, while providing its network of accredited dealers and automotive services partners the most efficient way to reach online car buyers and owners. Autobytel.com and its wholly-owned subsidiary, CarSmart.com, have a network of over 5,000 Dealers nationwide and are the seventh largest generator of automotive sales in the United States, just behind GM, Ford, DaimlerChrysler, Toyota, Honda and Nissan. Autobytel.com has been ranked #1 in Dealer Satisfaction with Online Buying Services for three years in a row by J.D. Power and Associates.* Autobytel.com's low-cost, no-haggle car-buying program is available in the U.S., Canada (www.autobytel.ca), the United Kingdom (www.autobytel.co.uk), Sweden (www.autobytel.se) and Japan (www.autobytel-japan.com). Headquartered in Irvine, California, Autobytel.com is recognized as the company that transformed the $1 trillion new car industry when it invented online car buying.


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(1)  J.D. Power and Associates 1998 - 2000 Dealer Satisfaction With Online
     Buying Services Studies(SM). 2000 study conducted among dealership Internet specialists who completed 2,144 evaluations of individual services. www.jdpower.com.


                                     -more-

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Autobytel.com Expects Year-Over-Year Revenue Growth for the Third Quarter 2000
September 15, 2000
Page 2


The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel.com undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause Autobytel.com's actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, increased or unexpected competition, changes in A.I.N.Corporation's financial performance, and other matters disclosed in Autobytel.com's filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the Company's annual report on Form 10-K for the year ended December 31, 1999, and quarterly reports on Form 10-Q on file with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of the Company's stock.


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